EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290,
333-104402,  333-108529 and  333-125194) of Paid, Inc. of our report dated March
17, 2006, on our audit of the consolidated financial statements of Paid, Inc., which report appears in the December 31, 2005 annual report on Form 10-KSB of Paid, Inc.


/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts
March 31, 2006